Exhibit 99.2

 Third Quarter 2021 Investor Presentation

 2  FORWARD-LOOKING STATEMENTS  This document contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2021 Financial Outlook” in this presentation. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials and other supplies, the availability of logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

 3  NON-GAAP FINANCIAL MEASURES  Within this document, the Company reports certain non-GAAP financial measures, including: (1) adjusted revenue, adjusted operating income, adjusted net earnings, adjusted EBITDA, and adjusted diluted earnings per share (which exclude divestiture & other related costs, operational improvement plan costs, and the results of the divested operations), (2) adjusted results by segment (which exclude divestiture & other related costs, operational improvement plan costs, and the results of the divested operations), (3) percentage changes in revenue, operating income, diluted earnings per share, and EBITDA on an adjusted local currency basis (which eliminate the effects that result from translating its international operations into U.S. dollars and exclude divestiture & other related costs, operational improvement plan costs, and the results of the divested operations), and (4) adjusted EBITDA (which excludes depreciation and amortization expense, non-cash share based compensation expense, the results of the divested product lines, the divestiture & other related costs, and operational improvement plan costs). The Company has included each of these non-GAAP measures in order to provide additional information regarding the underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation.Rather, they should be considered together with GAAP measures and the rest of the information included in this presentation and the Company’s SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period- to-period basis and to gain additional insight into underlying operating and performance trends, and the Company believes the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies. Refer to “Non-GAAP Financial Measures” at the end of this presentation for reconciliations and additional information.

 4      Sensient Overview  Provider of customized solutions for food and beverage, pharmaceutical, and personal care customersGlobal market leader offering an extensive portfolio of flavor and color technology platforms and solutionsExceptional innovation & applications expertise with unique ability to service global, regional, and local customers

 5      Innovative Technologies Creating Unique Solutions  Applications expertise and solutions-based sellingHigh impact relative to costTechnically-driven products that are difficult to replaceStrong consumer trendsOpportunities to grow organically and through M&A

 6      Focusing our portfolio and strengthening our commitment to the end markets  Investing in core focus areas of Flavors and Extracts, NaturalIngredients, Food and Pharmaceutical Colors, and Personal CareDivested non-core product lines (inks, fragrances, and yogurt fruit prep product lines)Expanded flavor portfolio and strengthened technical solutions capabilities through the acquisition of Flavor Solutions, Inc. on July 15, 2021

Global Revenue by Group





Color Group

2020 Revenue: $501M 2020 Adj. Revenue*: $487M

Core Areas of Focus: Food and Pharmaceutical Colors and Personal Care



Flavors & Extracts Group

2020 Revenue: $742M 2020 Adj. Revenue*: $642M

Core Areas of Focus: Flavors and Extracts, Natural Ingredients, and Other Flavor Ingredients



Asia Pacific Group

2020 Revenue: $121M 2020 Adj. Revenue*: $121M

Core Areas of Focus: Flavors and Colors for food and beverage

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2020 Global Revenues include intercompany sales which are eliminated on a consolidated basis.
**Adj. Revenue is a Non-GAAP metric, please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

             8  Global market leaderNatural color innovatorExcellent innovation &applications expertise      Color Group

Color Overview



	2020 Revenue: $501M		2020 Adj. Revenue*: $487M
Food and Pharmaceutical	**69% of Segment Revenue**		**71% of Adj. Segment Revenue**
	LC Revenue Change Q3 '21 +18.0% YTD '21 +7.4%	• Market trend toward natural colors in food and beverage • Unique value proposition for Pharmaceutical customers includes colors, flavors, coatings, and extracts	
Personal Care	**28% of Segment Revenue**		**29% of Adj. Segment Revenue**
	LC Revenue Change Q3 '21 +18.5% YTD '21 +7.0%	• Demand for innovative products with multiple benefits • Product line includes formulation aides and ingredients for color cosmetics, hair care, and skin care • Recovery from negative COVID impacts underway	
Inks	**3% of Segment Revenue**		
	• Completed divestiture in June 2020		

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*Local-currency (LC) revenue and adjusted revenue are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 10    Flavors & Extracts Group  Broad product offeringUnique ability to service global, regional, and local customersLeading technology platformsOutstanding applications expertise

Flavors & Extracts Overview



2020 Revenue: $742M | **2020 Adj. Revenue*: $642M**

Flavors, Extracts, and Flavor Ingredients

54% of Segment Revenue | **62% of Adj. Segment Revenue**

LC Revenue	Change
Q3 '21	+15.5%
YTD '21	+12.0%

- Opportunities for on trend products with extracts, taste modulation, and natural flavors

Natural Ingredients

33% of Segment Revenue | **38% of Adj. Segment Revenue**

LC Revenue	Change
Q3 '21	+5.3%
YTD '21	+6.2%

- Leading provider of dehydrated onion, garlic, and other products

Fragrances & Yogurt Fruit Prep

13% of Segment Revenue

- Yogurt Fruit Prep (2% of revenue) divested September 2020
- Fragrances (11% of revenue) divested April 2021

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*Local-currency (LC) revenue and adjusted revenue are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 12    Asia Pacific Group  Portfolio of food and beverage flavors and colorsR&D centers in Singapore, Thailand, and China to support local and regional customer baseAbility to deliver localized solutionsand technology platforms

 13      2020 adjusted revenue of $121 million and adjusted operating income of $22 millionSensient’s sales of flavors and colors for Food and Pharmaceutical aremanaged on a geographic basis and reported as a separate segmentManufacturing capabilities in Australia, New Zealand, China, Japan, Philippines, Thailand, and IndiaQ3 2021 local currency adjusted revenue and operating profit improved 9.5% and 10.5%, respectively  * Adjusted revenue, local currency adjusted revenue, adjusted operating income, and local currency adjusted operating income are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.  Asia Pacific Overview

2021 Q3 Segment Results



Local Currency Adjusted Revenue*	Q3	YTD
Color	+18.1%	+7.3%
Flavors & Extracts	+11.6%	+9.9%
Asia Pacific	+9.5%	+8.4%

Local Currency Adjusted Operating Income*	Q3	YTD
Color	+14.8%	+1.0%
Flavors & Extracts	+16.0%	+16.7%
Asia Pacific	+10.5%	+20.4%

Local Currency Adjusted* Commentary:

Color Group third quarter revenue increase was driven by the continued recovery in Personal Care and strong demand for natural food and beverage colors. Operating income was up in the quarter due to volume.

Flavors & Extracts Group reported higher revenue in the quarter primarily driven by volume from growth in nearly all product categories. Flavor Solutions contributed $2.4 million, or 1.5%, of growth in the quarter. Operating income was up as a result of the higher volumes and product mix.

Asia Pacific Group third quarter revenue increased high-single digits driven by volume growth in almost all regions. Operating income improved in the quarter due to volume growth.

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**Local-currency (LC) adjusted revenue and adjusted operating income are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

 15    2021 Q3 Consolidated Results    Q3  YTD  Local Currency Adjusted Revenue*  +13.0%  +8.6%  Local Currency Adjusted Operating Income*  +13.9%  +6.5%  Local Currency Adjusted Diluted EPS*  +9.1%  +6.8%  Local Currency Adjusted EBITDA*  +12.9%  +6.9%  Q3 consolidated local currency adjusted revenue was up due to strong growth across all of the groups primarily as a result of volume growth driven by new customer sale wins.Q3 consolidated local currency adjusted operating income was up due to the overall volume growth across our businesses; however, the operating income improvement was partially offset due to higher year-over-year Corporate expenses related to performance-based compensation and timing or pricing actions related to higher raw material costs.  * Local-currency (LC) adjusted revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 16    Capital Allocation  Prioritize ROI capital projects  Growth in dividend payout  Debt reduction to maintain targetedleverage  Maintain financial flexibility to pursue M&A  Excess capital returned to shareholders through opportunistic share repurchases                                          $50  $87  $77  $50  $54  $57  $62  $66  $81  $56  $51  $39  $52  $31  $25  $9  $87  $118  $-  $50  $100  $150  $200  $250  2016  2017  2018  2019  2020  DOLLARS IN MILLIONS        Share Repurchase    Acquisitions  Dividends    Debt Repayments  Capital Expenditures

2021 Financial Outlook



Metric	Guidance	Comments
Diluted EPS (GAAP)	Mid-to-high single digit growth	• Includes approximately 25 cents of divestiture & other related costs, operational improvement plan costs, and the results of the divested operations • At current rates FX provides a 7 cent benefit
Adjusted Diluted EPS in Local Currency*	Mid-to-high single digit growth	• Excludes divestiture & other related costs and operational improvement plan costs • Excludes results of the divested operations
Adjusted Local Currency Revenue*	High-single digit growth	• Excludes revenue of the divested product lines
Adjusted Local Currency EBITDA*	Mid-to-high single digit growth	• Excludes divestiture & other related costs and operational improvement plan costs • Excludes results of the divested operations

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*Local-currency adjusted revenue, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 18    Why Invest?    Strong competitive position‘Sticky’ business (& low portion of customer costs) Global presenceExposure to stable and growing marketsFocused on improving returns and on growth

   APPENDIX*  *Amounts in thousands, except percentages and per share amounts

ESG Information

Click here to access our


SENSIENT
2020
Sustainability
Report

Environmental

Sensient is committed to the principles of sound environmental stewardship and the responsible and sustainable use of energy and natural resources.

- Long-term goals to **reduce** Energy, Water, and Hazardous **Waste intensity**
- Seed-to-shelf program focused on **sustainable supply chain**
- Emphasis on new products and technologies that **minimize waste and environmental impacts**
- **Chemical Risk Strategy** implemented to identify and reduce risk in our portfolio

Social

Sensient strives to conduct business in an ethical manner and to make a positive contribution to society through our product offerings and business activities.

- Sensient's Code of Conduct and Supplier Code of Conduct require **strong ethical behavior**, **fair employment practices, and strict human rights practices** and **product safety standards**
- Robust product, environmental, and raw material **safety programs** designed to **exceed industry standards**.
- Raw material **traceability and sustainability** programs
- **Support for our local communities** through volunteerism, financial donations, sponsorships, and employee education opportunities

Governance

Sensient is committed to maintaining the highest standards of professional conduct and strong corporate governance practices through our comprehensive corporate governance framework.

- Board comprised of a majority of **independent directors** with diverse and accomplished backgrounds
- Committed to **board diversity and refreshment,** we are a 2020 Women on Boards Winning Company for the seventh year in a row and we have added seven new directors since 2013.
- Robust Code of Conduct built on a foundation of **ethics, safety and quality, and professionalism** resulting in ethical and lawful conduct of our business

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Non-GAAP Financial Measures

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Revenue (GAAP)	$ 344,287	$ 323,566	$ 1,039,816	$ 997,333
Revenue of the divested product lines	(1,622)	(23,588)	(29,399)	(88,390)
Adjusted revenue	$ 342,665	$ 299,978	$ 1,010,417	$ 908,943
Operating income (GAAP)	$ 46,958	$ 41,155	$ 129,608	$ 117,841
Divestiture & other related costs (income) – Cost of products sold	-	(148)	28	1,791
Divestiture & other related costs – Selling and administrative expenses	241	312	13,473	8,689
Operating loss (income) of the divested product lines	70	(2,449)	(2,398)	(4,165)
Operational improvement plan - Cost of products sold	-	35	-	35
Operational improvement plan - Selling and administrative expenses (income)	483	2,606	(2,010)	2,606
Adjusted operating income	$ 47,752	$ 41,511	$ 138,701	$ 126,797
Net earnings (GAAP)	$ 33,912	$ 32,910	$ 91,516	$ 84,303
Divestiture & other related costs, before tax	241	164	13,501	10,480
Tax impact of divestiture & other related costs	1,179	(787)	283	(1,212)
Net loss (earnings) of the divested product lines, before tax	70	(2,449)	(2,398)	(4,165)
Tax impact of the divested product lines	(18)	655	590	1,155
Operational improvement plan costs (income), before tax	483	2,641	(2,010)	2,641
Tax impact of operational improvement plan	(115)	(656)	44	(656)
Adjusted net earnings	$ 35,752	$ 32,478	$ 101,526	$ 92,546
Diluted earnings per share (GAAP)	$ 0.80	$ 0.78	$ 2.16	$ 1.99
Divestiture & other related costs (income), net of tax	0.03	(0.01)	0.33	0.22
Results of operations of the divested product lines, net of tax	0.00	(0.04)	(0.04)	(0.07)
Operational improvement plan costs (income), net of tax	0.01	0.05	(0.05)	0.05
Adjusted diluted earnings per share	$ 0.85	$ 0.77	$ 2.40	$ 2.19

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Note: EPS Calculations may not foot due to rounding differences

Non-GAAP Financial Measures (Cont'd)

	Three Months Ended September 30,				Nine Months Ended September 30,2021			
Revenue	Total	Foreign Exchange Rates	Adjustments*	Adjusted Local Currency	Total	Foreign Exchange Rates	Adjustments*	Adjusted Local Currency
Flavors & Extracts	(0.7%)	1.1%	(13.4%)	11.6%	1.6%	2.4%	(10.7%)	9.9%
Color	19.6%	1.9%	(0.4%)	18.1%	7.1%	3.2%	(3.4%)	7.3%
Asia Pacific	8.8%	(0.5%)	(0.2%)	9.5%	11.8%	3.6%	(0.2%)	8.4%
Total Revenue	**6.4%**	**1.2%**	**(7.8%)**	**13.0%**	**4.3%**	**2.8%**	**(7.1%)**	**8.6%**
Operating Income								
Flavors & Extracts	5.5%	0.6%	(11.1%)	16.0%	13.7%	1.9%	(4.9%)	16.7%
Color	15.7%	1.8%	(0.9%)	14.8%	5.3%	3.5%	0.8%	1.0%
Asia Pacific	7.8%	(2.3%)	(0.4%)	10.5%	19.4%	(0.7%)	(0.3%)	20.4%
Corporate & Other	(2.5%)	0.0%	(21.0%)	18.5%	11.1%	0.0%	(11.0%)	22.1%
Total Operating Income	**14.1%**	**1.1%**	**(0.9%)**	**13.9%**	**10.0%**	**3.2%**	**0.3%**	**6.5%**
Diluted Earnings Per Share	**2.6%**	**0.0%**	**(6.5%)**	**9.1%**	**8.5%**	**3.0%**	**(1.3%)**	**6.8%**
Adjusted EBITDA	**14.2%**	**1.3%**	**N/A**	**12.9%**	**9.7%**	**2.8%**	**N/A**	**6.9%**

**For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, and operational improvement plan costs and income.*

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 23  Non-GAAP Financial Measures (Cont’d)  2021    2020  % Change    2021  2020 % Change    Operating income (GAAP)  $ 46,958  $ 41,155  14.1%  $ 129,608    $ 117,841  10.0%  Depreciation and amortization  13,011  12,309    38,828    36,831    Depreciation and amortization, divested product lines  (49)  (49)    (146)    (145)    Share-based compensation expense  2,243  1,355    6,431    4,017    Divestiture & other related costs, before tax  241  164    13,501    10,480    Results of operations of the divested product lines, before tax  70  (2,449)    (2,398)    (4,165)    Operational improvement plan costs (income), before tax   483 2,641        (2,010)     2,641     Adjusted EBITDA   $ 62,957 $ 55,126 14.2%        $ 183,814      $ 167,500 9.7%     Three Months Ended September 30,  Nine Months Ended September 30,

 24  Non-GAAP Financial Measures (Cont’d)  Note: *Fragrances was divested in April 2021, Inks was divested in June 2020, and Yogurt Fruit Prep was divested in September 2020.  Revenue  Total    Foreign Exchange Rates    Local Currency    Total    Foreign Exchange Rates    Local Currency  Flavors, Extracts and Flavor Ingredients  17.4%    1.9%    15.5%    15.1%    3.1%    12.0%  Natural Ingredients  5.4%    0.1%    5.3%    6.2%    0.0%    6.2%  Fragrances*  (100.0%)    0.9%    (100.9%)    (64.1%)    6.3%    (70.4%)  Yogurt Fruit Prep*  (57.5%)    0.0%    (57.5%)    (59.1%)    0.0%    (59.1%)  Flavors & Extracts Group  (0.7%)    1.1%    (1.8%)    1.6%    2.4%    (0.8%)  Food and Pharmaceutical  19.9%    1.9%    18.0%    10.5%    3.1%    7.4%  Personal Care  20.3%    1.8%    18.5%    10.4%    3.4%    7.0%  Inks*  (39.6%)    0.0%    (39.6%)    (88.2%)    1.9%    (90.1%)  Color Group  19.6%    1.9%    17.7%    7.1%    3.2%    3.9%  Asia PacificTotal revenue including the product lines divested  8.8%6.4%    (0.5%)1.2%    9.3%5.2%    11.8%4.3%    3.6%2.8%    8.2%1.5%  Three Months Ended September 30, 2021  Nine Months Ended September 30, 2021

 25  Q3 Divested Operations  Results by Segment Three Months Ended September 30,            Adjusted            Adjusted  Revenue  2021    Adjustments*    2021    2020    Adjustments*    2020  Flavors & Extracts  $ 181,667    $ (1,312)    $ 180,355    $ 182,866    $ (22,978)    $ 159,888  Color  139,239    (310)    138,929    116,414    (669)    115,745  Asia Pacific  33,442    -    33,442    30,740    (68)    30,672  Intersegment elimination   (10,061)     -      (10,061)     (6,454)     127      (6,327)  Consolidated   $ 344,287      $ (1,622)     $ 342,665      $ 323,566      $ (23,588)     $ 299,978   Operating Income                        Flavors & Extracts  $ 25,164    $ 66    $ 25,230    $ 23,844    $ (2,241)    $ 21,603  Color  27,253    4    27,257    23,559    (185)    23,374  Asia Pacific  6,601    -    6,601    6,123    (23)    6,100  Corporate & Other   (12,060)     724      (11,336)     (12,371)     2,805      (9,566)  Consolidated   $ 46,958      $ 794      $ 47,752      $ 41,155      $ 356      $ 41,511   * For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and operational improvement plan costs and income.

Q3 YTD Divested Operations

Results by Segment

Revenue	**2021**	**Adjustments***	**Adjusted 2021**	**2020**	**Adjustments***	**Adjusted 2020**
			Nine Months Ended September 30,			
Flavors & Extracts	$ 561,979	$ (27,616)	$ 534,363	$ 552,975	$ (75,165)	$ 477,810
Color	408,166	(1,638)	406,528	381,205	(13,242)	367,963
Asia Pacific	99,599	(295)	99,304	89,062	(402)	88,660
Intersegment elimination	(29,928)	150	(29,778)	(25,909)	419	(25,490)
Consolidated	$ 1,039,816	$ (29,399)	$ 1,010,417	$ 997,333	$ (88,390)	$ 908,943
Operating Income						
Flavors & Extracts	$ 76,718	$ (2,859)	$ 73,859	$ 67,467	$ (5,078)	$ 62,389
Color	79,462	548	80,010	75,486	1,029	76,515
Asia Pacific	19,146	(87)	19,059	16,031	(116)	15,915
Corporate & Other	(45,718)	11,491	(34,227)	(41,143)	13,121	(28,022)
Consolidated	$ 129,608	$ 9,093	$ 138,701	$ 117,841	$ 8,956	$ 126,797

** For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and operational improvement plan costs and income.*

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